Exhibit 107
CALCULATION OF FILING FEE TABLES

Form S-3
(Form Type)

Highwoods Properties, Inc.
Highwoods Realty Limited Partnership
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities*
Fees to Be Paid
Highwoods Properties, Inc.	Equity	Common Stock	457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock	457(r)	(1)	(1)	(1)	(2)	(2)
	Equity	Depositary Shares (3)	457(r)	(1)	(1)	(1)	(2)	(2)
	Debt	Guarantees (4)	457(r)	(1)	(1)	(1)	(2)	(2)
Highwoods Realty Limited Partnership	Debt	Debt Securities	457(r)	(1)	(1)	(1)	(2)	(2)
	Total Offering Amounts					—		— (1)
	Total Fees Previously Paid							—
	Total Fee Offsets							$35,417(2)
	Net Fee Due							—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Highwoods Properties, Inc.	424(b)(5)	333-236249	2/5/2020		$35,417(2)	Equity	Common Stock	—	$272,859,560.00
Fee Offset Sources	Highwoods Properties, Inc.	424(b)(5)	333-236249		2/5/2020						$35,417(2)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis, except as described below. Highwoods Properties, Inc. previously filed a prospectus supplement, dated February 5, 2020 (the “Prior Prospectus Supplement”) pursuant to the Registration Statement on Form S-3 (Registration Nos. 333- 236249), filed with the Securities and Exchange Commission on February 4, 2020 (the “Prior Registration Statement”), relating to the offer and sale of shares of common stock having an aggregate offering price of up to $300,000,000 under its then current “at-the-market” program. In connection with the filing of the Prior Prospectus Supplement, the total registration fee of $38,940 was satisfied by offsetting $26,731 with fees previously paid on February 8, 2017 in connection with a prior offering and making a contemporaneous fee payment of the balance of $12,209. As of the date of this registration statement, shares of common stock having an aggregate offering price of up to $272,859,560 were not sold under the Prior Prospectus Supplement. The Prior Registration Statement expired on February 4, 2023 and the offering that included the unsold securities under the Prior Prospectus Supplement has been terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $35,417 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement.
(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(4)	Highwoods Properties, Inc. may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by Highwoods Realty Limited Partnership. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.
*	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendment pursuant to Rule 413.